Exhibit 31.2

CERTIFICATION

I, Todd R. Taylor, certify that:

1.              I have reviewed this report on Form 10-K/A of Impac Mortgage Holdings, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ TODD R. TAYLOR
Todd R. Taylor
Chief Financial Officer

April 22, 2016